UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Definitive Proxy Statement
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Soliciting Material Pursuant to ss.240.14a-11(c)orss. 240.14a-12

SYSTEMAX INC.

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Systemax Inc.
11 Harbor Park Drive
Port Washington, New York 11050

_________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on October 11, 2006

Dear Stockholders:

          The 2006 Annual Meeting of the Stockholders of Systemax Inc. (the "Company") will be held at the offices of the Company, 11 Harbor Park Drive, Port Washington, New York, on Wednesday, October 11, 2006 at 2:00 p.m. for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect the Company's Board of Directors.

2.	To consider and vote upon a proposal to approve the Company's 2006 Stock Incentive Plan for Non-Employee Directors.

3.	To consider and vote upon a proposal to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accountants.

4.	To transact such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

          The Board of Directors has fixed the close of business on August 25, 2006 as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof.

          Stockholders are invited to attend the meeting. Whether or not you expect to attend, WE URGE YOU TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. If you attend the meeting, you may vote your shares in person, which will revoke any previously executed proxy.

          If your shares are held of record by a broker, bank or other nominee and you wish to attend the meeting, you must obtain a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares and bring it to the meeting. In order to vote your shares at the meeting, you must obtain from the record holder a proxy issued in your name.

          Regardless of how many shares you own, your vote is very important. Please SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD TODAY.

Sincerely, CURT S. RUSH, General Counsel and Secretary

Port Washington, New York
September 15, 2006

Systemax Inc.
11 Harbor Park Drive
Port Washington, New York 11050

_________________

PROXY STATEMENT

_________________

Introduction

          This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Systemax Inc., a Delaware corporation (the "Company"), for the 2006 Annual Meeting of Stockholders of the Company to be held on October 11, 2006. The Notice of Annual Meeting, this proxy statement, the accompanying proxy and the annual report of the Company for the year ended December 31, 2005 are first being mailed on or about September 15, 2006 to stockholders of record as of the close of business on August 25, 2006. You can ensure that your shares are voted at the meeting by signing, dating and promptly returning the enclosed proxy in the envelope provided. Sending in a signed proxy will not affect your right to attend the meeting and vote in person. You may revoke your proxy at any time before it is voted by notifying the Company's Transfer Agent, American Stock Transfer & Trust Company, 59 Maiden Lane, New York, NY 10038 Attention: Proxy Department, in writing, or by executing a subsequent proxy, which revokes your previously executed proxy. The Company's principal executive offices are located at 11 Harbor Park Drive, Port Washington, New York 11050.

Voting of Proxies

          Proxies will be voted as specified by the stockholders. Where specific choices are not indicated, proxies will be voted for proposals 1, 2 and 3. Under the Delaware General Corporation Law and the Company's Amended and Restated Certificate of Incorporation and the Company's By-Laws, the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote and present, in person or by properly executed proxy, at a meeting at which a quorum is present will be required (1) to elect the nominated Directors (Proposal 1), (2) to approve the Company's 2006 Stock Incentive Plan for Non-Employee Directors (Proposal 2) and (3) to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accountants (Proposal 3).

          A quorum is representation in person or by proxy at the Annual Meeting of at least a majority of the outstanding shares of common stock of the Company. Abstentions will be treated as votes cast on particular matters as well as shares present and represented for purposes of establishing a quorum, with the result that an abstention has the same effect as a negative vote. Where nominee record holders do not vote on specific issues because they did not receive specific instructions on such issues from the beneficial owners, such broker non-votes will not be treated as votes cast on a particular matter, and will therefore have no effect on the vote, but will be treated as shares present or represented for purposes of establishing a quorum.

          If shares are held through a broker, nominee, fiduciary or other custodian, you must provide voting instructions to the record holder in accordance with the record holder's requirements in order to ensure the shares are properly voted. Under the rules of the New York Stock Exchange, member brokers who do not receive instructions from beneficial owners will be allowed to vote on the election of Directors and on the ratification of the independent accountants but not on the proposed approval of the Company's 2006 Stock Incentive Plan for Non-Employee Directors. If you want your shares to be voted on these issues, you must instruct your broker if your shares are held in street name.

          A list of stockholders of the Company satisfying the requirements of Section 219 of the Delaware General Corporation Law shall be available for inspection for any purpose germane to the meeting during normal business hours at the offices of the Company at least ten days prior to the Annual Meeting.

          On August 25, 2006, there were outstanding and entitled to vote 35,021,391 shares of common stock of the Company entitled to one vote per share. Stockholders will not be entitled to appraisal rights in connection with any of the matters to be voted on at the Annual Meeting.

1.     Election of Directors

          At the meeting, seven Directors are to be elected to serve until their successors have been elected and qualified. Information regarding such nominees is set forth below.

          The accompanying proxy will be voted for the election of the Board's nominees unless contrary instructions are given. If any Board nominee is unable to serve, which is not anticipated, the persons named as proxies intend to vote for the other Board nominees and, unless the number of nominees is reduced by the Board of Directors, for such other person or persons as the Board of Directors may designate.

          Each of the nominees has served as a director during the fiscal year ended December 31, 2005. If voting by proxy with respect to the election of Directors, stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes for specific nominees.

Nominees

          Richard Leeds, age 46, has served as Chairman and Chief Executive Officer of the Company since April 1995. From April 1995 to February 1996 Mr. Leeds also served as Chief Financial Officer of the Company. Mr. Leeds joined the Company in 1982 and since 1984 has served in various executive capacities. Mr. Leeds graduated from New York University in 1982 with a B.S. in Finance. Richard Leeds is the brother of Bruce and Robert Leeds.

          Bruce Leeds, age 51, has served as Vice Chairman since April 1995. Mr. Leeds served as President of International Operations from 1990 until March 2005. Mr. Leeds joined the Company after graduating from Tufts University in 1977 with a B.A. in Economics and since 1982 has served in various executive capacities.

          Robert Leeds, age 51, has served as Vice Chairman since April 1995. Mr. Leeds served as President of Domestic Operations from April 1995 until March 2005. Since 1982 Mr. Leeds has served in various executive capacities with the Company. Mr. Leeds graduated from Tufts University in 1977 with a B.S. in Computer Applications Engineering and joined the Company in the same year.

          Gilbert Fiorentino, age 46, has served as a Director of the Company since May 25, 2004. Mr. Fiorentino is President and Chief Executive Officer of Tiger Direct, Inc., a company he founded in 1988. Tiger Direct became a wholly owned subsidiary of the Company in 1996. Mr. Fiorentino graduated with honors in 1981 from the University of Miami with a BS degree in Economics and graduated in 1984 from the University of Miami Law School. He was an adjunct professor of Business Law at the University of Miami from 1985 through 1994.

          Robert D. Rosenthal, age 57, has served as a Director of the Company since July 1995. Mr. Rosenthal is Chairman and Chief Executive Officer of First Long Island Investors LLC, which he co-founded in 1983. From July 1971 until September 1983, Mr. Rosenthal held increasingly responsible positions at Entenmann's Inc., eventually becoming Executive Vice President and Chief Operating Officer. Mr. Rosenthal is a 1971 cum laude graduate of Boston University and a 1974 graduate of Hofstra University Law School.

          Stacy S. Dick, age 49, has served as a Director of the Company since November 1995. Mr. Dick became a Managing Director of Rothschild Inc. in January 2004 and has served as an executive of other entities controlled by Rothschild family interests since March 2001. From August 1998 to March 2001, Mr. Dick was a principal of Evercore Partners, an investment banking firm. From 1996 until July 1998, Mr. Dick was Executive Vice President of Tenneco Inc. Mr. Dick graduated from Harvard University with an AB degree magna cum laude in 1978 and a Ph.D. in Business Economics in 1983. He has served as an adjunct professor of finance at the Stern School of Business (NYU) since 2004.

          Ann R. Leven, age 65, has served as a Director of the Company since May 2001. Ms. Leven served as Treasurer and Chief Fiscal Officer of the National Gallery of Art in Washington D.C. from December 1990 to October 1999. From August 1984 to December 1990 she was Chief Financial Officer of the Smithsonian Institution. Ms. Leven has been a Director of the Delaware Investment's Family of Mutual Funds since September 1989. From December 1999 to May 2003 Ms. Leven was a Director of Recoton Corporation. From 1975 to 1993 Ms. Leven taught business strategy and administration at the Columbia University Graduate School of Business. She received an M.B.A. degree from Harvard University in 1964.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ALL THE DIRECTOR NOMINEES, WHICH IS DESIGNATED AS PROPOSAL NO. 1 ON THE ENCLOSED PROXY CARD.

Independence of Directors

          In the judgment of the Board of Directors, each of the following Directors of the Company meets the standards for independence required by the New York Stock Exchange and the Securities Exchange Act of 1934: Robert D. Rosenthal, Stacy S. Dick and Ann R. Leven. The Board made this determination based on (a) the absence of any of the express disqualifying criteria relating to director independence set forth in Section 303A of the Corporate Governance Rules of the New York Stock Exchange and (b) the criteria for independence required of audit committee directors by Section 10A(m)(3) of Securities Exchange Act of 1934. As a "controlled company", the Company is exempt from the New York Stock Exchange requirements (a) that listed companies have a majority of independent directors, and (b) that the members of the Compensation and Nominating/Corporate Governance Committees of listed companies be composed entirely of independent directors. A "controlled company" is defined by the New York Stock Exchange as a company of which more than 50% of the voting power is held by an individual, group or other company. The Company is a "controlled company" in that more than 50% of the voting stock of the Company, in the aggregate, is owned by certain members of the Leeds family (including Richard Leeds, Robert Leeds and Bruce Leeds, each of whom is an officer and Director of the Company) and certain Leeds' family trusts (collectively, the "Leeds Group"). The Leeds Group has entered into a Stockholders Agreement with respect to certain shares of Company stock it owns. See "Certain Relationships and Related Transactions" below.

Corporate Ethics Policy

          The Company has adopted a Corporate Ethics Policy that applies to all employees of the Company including the Company's Chief Executive Officer, Chief Financial Officer and Controller, its principal accounting officer. The Corporate Ethics Policy is designed to deter wrongdoing and to promote honest and ethical conduct, compliance with applicable laws and regulations, full and accurate disclosure of information requiring public disclosure and the prompt reporting of Policy violations. The Company's Corporate Ethics Policy (as last amended March 30, 2005) is available on the Company's website (www.systemax.com). A copy can also be obtained by writing to Systemax Inc., Attention: Board of Directors (Corporate Governance), 11 Harbor Park Drive, Port Washington, NY 11050.

Stockholder Communications with Directors

           Stockholders of the Company who wish to communicate with the Board or any individual Director can write to Systemax Inc., Attention: Investor Relations, 11 Harbor Park Drive, Port Washington, NY 11050. Your letter should indicate that you are a stockholder of the Company. Depending on the subject matter of your inquiry, management will forward the communication to the Director or Directors to whom it is addressed; attempt to handle the inquiry directly, as might be the case if you request information about the Company or it is a stockholder related matter; or not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic. At each Board meeting, a member of management presents a summary of all communications received since the last meeting that were not forwarded and makes those communications available to any requesting Director.

Director Attendance at Annual Meetings

          The Company expects each Director to attend its Annual Stockholders Meeting, unless he or she has a valid excuse such as illness or a conflict in schedules. The Company usually schedules a separate Board meeting in conjunction with the Stockholders meeting, to elect officers and discuss other Company matters. Last year, because the Annual Meeting, originally scheduled for May 24, 2005, had to be rescheduled to December 29, 2005, only one of the Company's Directors was able to attend the meeting. The Company expects all of its Directors to attend this year's Annual Meeting.

Board Meetings

          During the year 2005 the Board of Directors held two meetings, the Audit Committee held 15 meetings, the Compensation Committee held two meetings, the Nominating/Corporate Governance Committee held one meeting and the Executive Committee held no meetings. All of the Directors attended at least 75% of all of the meetings of the Board and the respective committees of the Board of which they were members.

Settlement of Shareholder Derivative Suits/Corporate Governance Changes

          On May 16, 2006, the Company, its directors and Chief Financial Officer entered into a stipulation of settlement with all of the plaintiffs who had filed federal and state court derivative complaints in 2005 alleging misconduct in connection with the Company's restatement of its 2004 financial results. By order dated July 6, 2006 the United States District Court for the Eastern District of New York approved the settlement and dismissed the federal complaint with prejudice. Pursuant to such settlement the Company has adopted certain changes to its corporate governance policies. As part of the settlement, the Company paid $300,000 for the plaintiffs' legal fees.

          This settlement resulted in a release of all claims against the defendants and the dismissal with prejudice of the derivative complaint filed on May 25, 2005 in federal district court and derivative complaints filed on June 3, 2005 and June 6, 2005 in New York state court. The plaintiffs were directed by the U.S. District Court to move to dismiss the state court actions.

          The governance changes detailed in the settlement agreement include the following:

•	The Company has created the new position of Lead Independent Director, elected by the independent directors. (Robert Rosenthal was elected as the Lead Independent Director in a meeting of independent directors on August 29, 2006.) The Lead Independent Director will serve on the Executive Committee and be responsible for coordinating the activities of the independent directors including developing the agenda for and moderating sessions of the independent directors, advising as to an appropriate board meeting schedule, providing input on board and committee meeting agendas, advising as to the flow of information to the independent directors, recommending the retention of consultants who report directly to the Board, assisting the Board and officers in assuring compliance with and implementation of the Company's corporate governance policies and being principally responsible for recommending revisions to such policies.

•	The Board's independent directors shall meet separately in executive sessions, chaired by the Lead Independent Director, at least quarterly.

•	Directors standing for re-election at this annual meeting shall be required to receive a majority of the votes cast to retain their positions on the Board.

•	The Nominating & Corporate Governance Committee and the Compensation Committee shall be comprised exclusively of independent directors by the end of 2006.

•	The Audit Committee shall conduct a re-proposal for the Company's independent auditors at least once every five years. The Company's independent auditors shall not provide any consulting services except for tax consulting services. The Audit Committee shall review the appropriateness and accounting treatment of all related-party transactions, including corporate acquisitions and sales of assets of greater than $300,000. The Company's Director of Internal Audit shall report directly to the Company's Chief Financial Officer and the Audit Committee at least four times per fiscal year, or more often as necessary.

•	Other matters include limitations on other boards on which the Chief Executive Officer can serve, committee authorization to independently engage consultants, minimum numbers of meetings for certain committees, and maintenance and circulation of Board and committee minutes.

          The Company's by-laws, committee charters and Corporate Governance Principles and Guidelines were amended in August 2006 to effect the terms of the settlement agreement.

Committees of the Board

          The Board of Directors has the following standing committees:

          Audit Committee

          The Audit Committee is appointed by the Board of Directors to assist the Board with oversight of (i) the integrity of the financial statements of the Company, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independence and qualifications of the Company's external auditors, and (iv) the performance of the Company's internal audit function and external auditors. It is the Audit Committee's responsibility to retain or terminate the external auditors and to prepare the Audit Committee report that the Securities and Exchange Commission requires to be included in the Company's Annual Proxy Statement. (See "Report of the Audit Committee" below.) As part of its activities, the Audit Committee meets with the Company's external auditors at least annually to review the scope and results of the annual audit and quarterly to discuss the review of the quarterly financial results. In addition, the Audit Committee receives and considers the external auditors' comments and recommendations as to internal controls, accounting staff, management performance and auditing procedures. The Audit Committee is also responsible for establishing procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

          The Board of Directors adopted an Audit Committee Charter in June 2000 and a Revised Audit Committee Charter in February 2003. The Audit Committee Charter was revised again in August 2006 as required by the terms of the Stipulation of Settlement relating to the shareholder derivative suits filed in 2005. A copy of the Audit Committee Charter is available on the Company's website, www.systemax.com , or can be obtained by writing to Systemax Inc., Attention: Board of Directors (Corporate Governance), 11 Harbor Park Drive, Port Washington, NY 11050.

          The members of the Committee are Stacy S. Dick, Robert D. Rosenthal and Ann R. Leven. Mr. Dick is the current Chairman of the Committee. All the members of the Audit Committee are non-management directors (i.e. they are neither officers nor employees of the Company). The Committee meets regularly both with and without management participation. In the judgment of the Board of Directors, each of the members of the Audit Committee meets the standards for independence required by the rules of the Securities and Exchange Commission and New York Stock Exchange. In addition, the Board of Directors has determined that each of the members of the Audit Committee is an "audit committee financial expert" as defined by regulations of the Securities and Exchange Commission.

          Interested parties wishing to communicate directly with the Chairman of the Audit Committee or the Audit Committee as a group should address their inquires by mail to the attention of Audit Committee at the Company's principal executive office located at 11 Harbor Park Drive, Port Washington, NY 11050. All communications will be promptly relayed to the appropriate recipient(s).

           Meetings of Non-Management Directors

          The New York Stock Exchange requires the "non-management directors" of a NYSE-listed company to meet at regularly scheduled executive sessions without management and to disclose in their annual proxy statements (1) the name of the non-management director who is chosen to preside at all regularly-scheduled executive sessions of the non-management members of the board of directors and (2) a method for interested parties to communicate directly with the presiding director or with the non-management directors as a group.

As all of the non-management members of the Board of Directors (all of whom are independent) constitute the Audit Committee, such executive sessions were previously held as part of regularly scheduled meetings of the Audit Committee chaired by the Audit Committee chairman. As described at "Settlement of Shareholder Derivative Suits/Corporate Governance Changes" above, the Company has agreed that the Board's independent directors shall meet separately in executive sessions, chaired by the Lead Independent Director, at least quarterly.

          Interested parties wishing to communicate directly with the Lead Independent Director or the non-management members of the Board of Directors as a group should address their inquires by mail sent to the attention of Robert Rosenthal, Lead Independent Director at the Company's principal executive office located at 11 Harbor Park Drive, Port Washington, NY 11050. All communications will be promptly relayed to the appropriate recipient(s).

           Nominating/Corporate Governance Committee

          The Nominating/Corporate Governance Committee's responsibilities include, among other things (i) identifying individuals qualified to become Board members and recommending to the Board nominees to stand for election at any meeting of stockholders, (ii) identifying and recommending nominees to fill any vacancy, however created, in the Board, (iii) developing and recommending to the Board a code of business conduct and ethics and a set of corporate governance principles (including director qualification standards, responsibilities and compensation) and periodically reviewing the code and principles. The current members of the Nominating/Corporate Governance Committee are Messrs. Richard Leeds (Chairman), Rosenthal and Dick and Ms. Leven. (As described in "Settlement of Shareholder Derivative Suits/Corporate Governance Changes," Mr. Leeds will be resigning from the committee by the end of 2006.) In nominating candidates to become Board members, the Committee shall take into consideration such factors as it deems appropriate, including the experience, skill, integrity and background of the candidates. The Committee may consider candidates proposed by management or stockholders but is not required to do so. The Committee does not have any formal policy with regard to the consideration of any Director candidates recommended by the security holders or any minimum qualifications or specific procedure for identifying and evaluating nominees for Director as the Board does not believe that such a formalistic approach is necessary or appropriate at this time. Stockholders may propose candidates for Board membership by writing to Systemax Inc., Attention: Nominating/Corporate Governance Committee, 11 Harbor Park Drive, Port Washington, NY 11050 so that the nomination is received by the Company by March 31, 2007 to be considered for the 2007 Annual Meeting. Nominees proposed by stockholders will receive the same consideration as will other nominees. The Charter for the Nominating/Corporate Governance Committee was amended in August 2006 to comply with the terms of the Stipulation of Settlement relating to the shareholder derivative suits filed in 2005.The Charter for the Nominating/Corporate Governance Committee is available on the Company's website (www.systemax.com) or can be obtained by writing to Systemax Inc., Attention: Board of Directors (Corporate Governance), 11 Harbor Park Drive, Port Washington, NY 11050.

          Compensation Committee

          The Compensation Committee's responsibility is to review and approve corporate goals relevant to the compensation of the Chief Executive Officer and, after an evaluation of the Chief Executive Officer's performance in light of such goals, to set the compensation of the Chief Executive Officer. The Compensation Committee also approves (a) the annual compensation of the other executive officers of the Company, (b) the annual compensation of certain subsidiary managers, and (c) all individual stock-based incentive grants. Stock incentive grants to persons subject to Section 16 of the Securities Exchange Act of 1934 (primarily executive officers, Directors and 10% stockholders) must also be approved by a subcommittee consisting solely of two or more non-employee Directors or the full Board of Directors. The Committee is also responsible for reviewing and making periodic recommendations to the Board with respect to the general compensation, benefits and perquisite policies and practices of the Company including the Company's incentive-based and equity-based compensation plans. The Compensation Committee also prepares an annual report on executive compensation for inclusion in the annual proxy statement. (See "Compensation Committee Report to Stockholder" below.) The charter for the Compensation Committee was amended in August 2006 to comply with the terms of the Stipulation of Settlement relating to the shareholder derivative suits filed in 2005. The charter for the Compensation Committee is available on the Company's website (www.systemax.com) or can be obtained by writing to Systemax Inc., Attention: Board of Directors (Corporate Governance), 11 Harbor Park Drive, Port Washington, NY 11050. The current members of the Compensation Committee are Messrs. Robert Leeds (Chairman), Rosenthal and Dick. (As described in "Settlement of Shareholder Derivative Suits/Corporate Governance Changes," Mr. Leeds will be resigning from the committee by the end of 2006.)

Executive Committee

          The Executive Committee consists of the Chairman of the Board and any Vice Chairman and such other directors as may be named thereto by the Board of Directors. The current members of the Executive Committee are Messrs. Richard Leeds, Robert Leeds, Bruce Leeds and Robert Rosenthal (the recently elected Lead Independent Director). Among other duties as may be assigned by the Board from time to time, the Executive Committee is authorized to oversee the operations of the Company, supervise the executive officers of the Company, review and make recommendations to the Board of Directors regarding the strategic direction of the Company and review and make recommendations to the Board of Directors regarding all possible acquisitions or other significant business transactions. It is also authorized to manage the affairs of the Corporation between meetings of the Board of Directors and the Committee has all of the powers of the Board of Directors not inconsistent with any provisions of the Delaware General Corporation Law, the Company's By-Laws or other resolutions adopted by the Board but does not generally exercise such authority.

Compensation of Directors

          The Company's policy is not to pay compensation to Directors who are also employees of the Company. Each non-employee Director is currently paid a fee of $25,000 per year and $2,000 for each meeting of the Board of Directors and each committee meeting in which the Director participates. In addition, the Chairman of the Audit Committee of the Board receives an additional $5,000 per year. The non-employee Directors of the Company also received annually, following the annual stockholders meeting, an option to purchase 2,000 shares of Common Stock pursuant to the Company's 1995 Stock Plan for Non-Employee Directors. The options to purchase 2,000 shares of Common Stock pursuant to this plan for 2005 were received by each of the non-employee Directors in early 2006 as a result of the postponement of the 2005 Annual Meeting of Shareholders until the end of December 2005.

          The Company plans to increase the compensation paid to non-employee directors effective as of the date immediately following the 2006 Annual Stockholders' Meeting such that each non-employee director will receive annual compensation as follows: $50,000 per year as base compensation, $5,000 per year for each committee of which such director is a non-chair member, $10,000 per year for each committee chair, and a grant each year of shares of Company stock (restricted for sale for two years) in an amount equal to $25,000 divided by the fair market value of such stock on the date of grant. In addition the Company plans to grant to each non-employee director a one-time stock option for 5,000 shares of Company stock. The restricted stock and stock option grants will be subject to stockholder approval of the Company's 2006 Stock Incentive Plan for Non-Employee Directors, annexed as Annex A hereto, at the 2006 Annual Stockholders' Meeting. A summary of this plan is set forth below as Proposal 2.

REPORT OF THE AUDIT COMMITTEE *

          The Audit Committee of the Board of Directors of the Company operates under its charter, which was originally adopted by the Board of Directors in 2000 and revised in February 2003 and August 2006. Management is responsible for the Company's internal accounting and financial controls, the financial reporting process, the internal audit function and compliance with the Company's policies and legal requirements. The Company's independent registered public accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuance of a report thereon; they also perform limited reviews of the Company's unaudited quarterly financial statements.

          The Audit Committee's responsibility is to engage the independent registered public accountants, monitor and oversee these accounting, financial and audit processes and report its findings to the full board. It also investigates matters related to the Company's financial statements and controls as it deems appropriate. In the performance of these oversight functions, the members of the Audit Committee rely upon the information, opinions, reports and statements presented to them by Company management and by the independent auditors, as well as by other experts that the Committee hires.

          The Committee reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2005 with representatives of management, who represented that the Company's consolidated financial statements for fiscal 2005 were prepared in accordance with generally accepted accounting principles. It also discussed with Ernst & Young LLP, the Company's independent registered public accountants for fiscal 2005, those matters required to be reviewed pursuant to Statement of Accounting Standards No. 61 ("Communication with Audit Committees"). The Committee has also received from Ernst & Young written independence disclosures and the letter required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees") and had a discussion with them regarding their independence.

          Based on the review of the representations of management, the discussions with management and the independent accountants and the review of the report of the independent accountants to the Committee, the Audit Committee recommended to the Board of Directors that the financial statements of the Company for the year ended December 31, 2005 as audited by Ernst &Young LLP be included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

AUDIT COMMITTEE Stacy S. Dick Robert D. Rosenthal Ann R. Leven

_________________

*	This section shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed "soliciting material" or filed under such Acts.

Executive Officers

          The following table sets forth certain information with respect to the executive officers of the Company as of August 25, 2006.

Name	Age	Office

Richard Leeds	46	Chairman and Chief Executive Officer; Director

Bruce Leeds	51	Vice Chairman; Director

Robert Leeds	51	Vice Chairman; Director

Steven M. Goldschein	60	Senior Vice President and Chief Financial Officer

Gilbert Fiorentino	46	President and Chief Executive Officer of Tiger Direct, Inc.; Director

Michael J. Speiller	52	Vice President and Controller

Curt S. Rush	52	General Counsel and Secretary

          For information on Richard Leeds, Bruce Leeds, Robert Leeds and Gilbert Fiorentino see page 2.

          Steven M. Goldschein joined the Company in 1997 and was appointed Senior Vice President and Chief Financial Officer of the Company in 1998. From 1982 through December 1997 Mr. Goldschein was Vice President-Administration and Chief Financial Officer of Lambda Electronics Inc. From 1980 through 1982 he was that company's Corporate Controller. Mr. Goldschein is a 1968 graduate of Michigan State University and a Certified Public Accountant in New York.

          Michael J. Speiller has been Vice President and Controller since 1998. From 1997 to 1998 Mr. Speiller was Vice President and Chief Financial Officer, and from 1982 to 1997 he was Vice President and Controller, of Lambda Electronics Inc. From 1980 through 1982 he was a divisional controller for that company. Prior to that he was an auditor with the accounting firm of Ernst & Young. Mr. Speiller graduated in 1976 with a B.S. degree in Public Accounting from the State University of New York at Albany and is a Certified Public Accountant in New York.

          Curt S. Rush has been General Counsel and Secretary of the Company since 1996. Prior to joining the Company, Mr. Rush was employed from 1993 to 1996 as Corporate Counsel to Globe Communications Corp. and from 1990 to 1993 as Corporate Counsel to the Image Bank, Inc. Prior to that he was a corporate attorney with the law firms of Shereff, Friedman, Hoffman & Goodman and Schnader, Harrison, Segal & Lewis, in their New York offices. Mr. Rush graduated from Hunter College in 1981 with a B.A. degree in Philosophy and graduated with honors from Brooklyn Law School in 1984 where he was Second Circuit Review Editor of the Law Review. He was admitted to the Bar of the State of New York in 1985.

Security Ownership of Certain Beneficial Owners and Management

          The following table provides certain information regarding the beneficial ownership (1)> of the Company's Common Stock as of August 25, 2006 by (i) each of the Company's Directors and officers listed in the summary compensation table, (ii) all current Directors and executive officers as a group and (iii) each person known to the Company to be the beneficial owner of 5% or more of any class of the Company's voting securities.

Director and Executive Officers	Amount and Nature of Beneficial Ownership (a)	Percent of Class
Richard Leeds(2)	10,234,087	29.4%
Bruce Leeds(3)	15,050,947	43.2%
Robert Leeds(4)	15,050,947	43.2%
Gilbert Fiorentino(5)	481,668	1.4%
Stacy S. Dick(6)	15,000	*
Robert D. Rosenthal(7)	39,000	*
Ann R. Leven(8)	9,000	*
Steven M. Goldschein(9)	156,000	*
All current Directors and executive officers of the
Company (10 persons)
	25,331,794	71.3%
Other Beneficial Owners of 5% or More of the
Company's Voting Stock
Dimensional Fund Advisors Inc. (10)	1,946,618	5.6%

(a)	Amounts listed below may include shares held in partnerships or trusts which are counted in more than one individual's total.

*	less than 1%

(1)

As used in this table "beneficial ownership" means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. A person is deemed as of any date to have "beneficial ownership" of any security that such person has a right to acquire within 60 days after such date. Any security that any person named above has the right to acquire within 60 days is deemed to be outstanding for purposes of calculating the ownership percentage of such person, but is not deemed to be outstanding for purposes of calculating the ownership percentage of any other person. Unless otherwise stated, each person owns the reported shares directly and has the sole right to vote and determine whether to dispose of such shares.

(2)

Includes 6,923,590 shares owned directly by Mr. Leeds. Also includes 1,838,583 shares owned by a limited partnership of which Richard Leeds is the general partner, 977,114 shares owned by irrevocable trusts for the benefit of his brothers' children for which Richard Leeds acts as co-trustee and 494,800 shares owned by a limited partnership in which Richard Leeds has an indirect pecuniary interest. Mr. Leeds' mailing address is Richard Leeds c/o Systemax Inc., 11 Harbor Park Drive, Port Washington, NY 11050.

(3)

Includes 269,149 shares owned by Mr. Leeds directly and 6,654,941 shares owned by the Bruce Leeds 2005 Irrevocable Trust. Also includes 6,654,943 shares owned by an irrevocable trust for the benefit of Robert Leeds for which Bruce Leeds acts as trustee, 977,114 shares owned by irrevocable trusts for the benefit of his brothers' children for which Bruce Leeds acts as co-trustee and 494,800 shares owned by a limited partnership in which Bruce Leeds has an indirect pecuniary interest. Mr. Leeds' mailing address is Bruce Leeds c/o Systemax Inc., 11 Harbor Park Drive, Port Washington, NY 11050.

(4)

Includes 269,149 shares owned by Mr. Leeds directly and 6,654,943 shares owned by the Robert Leeds 2005 Irrevocable Trust. Also includes 6,654,941 shares owned by an irrevocable trust for the benefit of Bruce Leeds for which Robert Leeds acts as trustee, 977,114 shares owned by irrevocable trusts for the benefit of his brothers' children for which Robert Leeds acts as co-trustee and 494,800 shares owned by a limited partnership in which Robert Leeds has an indirect pecuniary interest. Mr. Leeds' mailing address is Robert Leeds c/o Systemax Inc., 11 Harbor Park Drive, Port Washington, NY 11050.

(5)

Includes options to acquire 381,668 shares that are currently exercisable pursuant to the terms of the Company's 1995 and 1999 Long-Term Stock Incentive Plan. Does not include 200,000 restricted stock units that vested on May 31, 2005 awarded pursuant to an agreement with the Company that Mr. Fiorentino elected to defer receipt of as allowed for under the agreement.

(6)	Includes options to acquire a total of 14,500 shares that are exercisable immediately pursuant to the terms of the Company's 1995 Stock Plan for Non-Employee Directors

(7)	Includes options to acquire a total of 25,000 shares that are exercisable immediately pursuant to the terms of the Company's 1995 Stock Plan for Non-Employee Directors.

(8)	Includes options to acquire a total of 8,000 shares that are exercisable immediately pursuant to the terms of the Company's 1995 Stock Plan for Non-Employee Directors.

(9)	Includes options to acquire 40,000 shares that are currently exercisable pursuant to the terms of the Company's 1995 and 1999 Long-Term Stock Incentive Plan.

(10)	As disclosed by Dimensional Fund Advisors Inc. in an SEC Schedule 13G filing dated December 31, 2005. Its address is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

Section 16(a) Beneficial Ownership Reporting Compliance

           Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of Section 16(a) forms received by it, or written representations from certain reporting persons, the Company believes that all such filing requirements for the year ended December 31, 2005 were complied with.

Certain Relationships and Related Transactions

                Leases

          The Company currently leases its facility in Port Washington, NY from Addwin Realty Associates, an entity owned by Richard Leeds, Bruce Leeds and Robert Leeds, Directors of the Company and the Company's three senior executive officers and principal stockholders. Rent expense under this lease totaled $612,000 for the year ended December 31, 2005. The Company believes that these payments were no higher than would be paid to an unrelated lessor for comparable space.

                Stockholders Agreement

          Certain members of the Leeds family (including Richard Leeds, Bruce Leeds and Robert Leeds) and Leeds' family trusts entered into a stockholders agreement pursuant to which the parties to such agreement agreed to vote in favor of the nominees of the Board of Directors designated by the holders of a majority of shares of common stock held by such stockholders at the time of the Company's initial public offering of common stock (the "Shares"). In addition, such agreement prohibits the sale of the Shares without the consent of the holders of a majority of the Shares held by all parties to such agreement, subject to certain exceptions, including sales pursuant to an effective registration statement and sales made in accordance with Rule 144. Such agreement also grants certain drag-along rights in the event of the sale of all or a portion of the Shares held by holders of a majority of the Shares. As of December 31, 2005, the parties to the stockholders agreement beneficially owned 24,777,000 shares of Common Stock subject to such agreement (constituting approximately 72% of the common stock outstanding).

          Pursuant to the stockholders agreement, the Company granted to the then-existing stockholders party to such agreement demand and incidental, or "piggy-back," registration rights with respect to the Shares. The demand registration rights generally provide that the holders of a majority of the Shares may require, subject to certain restrictions regarding timing and number of Shares, that the Company register under the Securities Act all or part of the Shares held by such stockholders. Pursuant to the incidental registration rights, the Company is required to notify such stockholders of any proposed registration of the Shares under the Securities Act and if requested by any such stockholder to include in such registration any number of shares of Shares held by it subject to certain restrictions. The Company has agreed to pay all expenses and indemnify any selling stockholders against certain liabilities, including under the Securities Act, in connection with registrations of Shares pursuant to such agreement.

                Related Business

           Richard Leeds and Robert Leeds are minority owners of a wholesale business that sells certain products to mass merchant customers. These products are, in some instances, similar to the type of products sold by the Company. The Company believes that the sales volume of competitive products sold by this wholesale business was not significant. In 2005 the Company sold approximately $27,000 in merchandise to this business. The Company believes these sales were made on an arms-length basis and were not in competition with the Company's business.

                Related Insurance Broker

          The son of Bruce Leeds, the Company's Vice Chairman, is an employee in training at an insurance brokerage firm that has represented the Company since January 2006. This brokerage firm has earned approximately $300,000 in commissions from the Company as of the date of this proxy statement. The Company believes that its agreement with this insurance brokerage firm was made on an arms-length basis.

Compensation of Executive Officers

          The following table sets forth the compensation earned by the Chief Executive Officer ("CEO") and the four most highly compensated executive officers other than the CEO (the "Named Executive Officers") for the years ended December 31, 2003, 2004 and 2005.

Summary Compensation Table

	Annual Compensation (1)			Long-term Compensation
Name and Principal Position	Year	Salary	Bonus	Securities Underlying Options (#)
Richard Leeds	2005	401,092	500,000	None
Chairman and Chief Executive Officer	2004	403,348	250,000	None
	2003	378,101	75,000	None
Bruce Leeds	2005	389,881	250,000	None
Vice Chairman	2004	403,348	--	None
	2003	378,101	75,000	None
Robert Leeds	2005	389,881	250,000	None
Vice Chairman	2004	403,348	--	None
	2003	378,101	75,000	None
Gilbert Fiorentino	2005	446,808	500,000	None
President and CEO of	2004	400,000	250,000	166,667
Tiger Direct Inc. (2)
Steven M. Goldschein	2005	403,248	75,000	None
Senior Vice President and Chief	2004	396,193	40,000	None
Financial Officer	2003	371,157	30,000	40,000

(1)

The Company provides automobile and gasoline allowances, insurance coverage and matching 401(k) contributions, where applicable, which in the aggregate do not exceed the lesser of $50,000 or 10 percent of each individual's annual salary and bonus.

(2)	Mr. Fiorentino was not considered an executive officer of the Company until 2004.

Option Grants in Last Fiscal Year

          No options were granted in 2005 to any of the Named Executive Officers

Aggregated Option Exercises in Last Fiscal Year and
Fiscal Year-End Option Values

The following table sets forth certain information regarding option exercises and year-end option values for the Named Executive Officers:

Name	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options at December 31, 2005 (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at December 31, 2005 Exercisable/ Unexercisable
Richard Leeds	--	--	--	--
Bruce Leeds	--	--	--	--
Robert Leeds	--	--	--	--
Gilbert Fiorentino	--	--	348,334/339,999	$1,133,000/$1,128,000
Steven M. Goldschein	--	--	141,667/13,333	$400,000/$60,000

Compensation Committee Report to Stockholders *

          The Compensation Committee's responsibility is to review and approve corporate goals relevant to the compensation of the Chief Executive Officer and, after an evaluation of the Chief Executive Officer's performance in light of such goals, to set the compensation of the Chief Executive Officer. The Compensation Committee or a subcommittee thereof also approves (a) the annual compensation of the other executive officers of the Company, (b) the annual compensation of certain subsidiary managers, and (c) all individual stock incentive grants. The Committee is also responsible for reviewing and making periodic recommendations to the Board with respect to the general compensation, benefits and perquisite policies and practices of the Company including the Company's incentive-based and equity-based compensation plans.

          In establishing compensation and benefit levels for executive officers, the Committee seeks to (1) attract and retain individuals of superior ability and managerial talent, (2) motivate executive officers to increase Company performance primarily for the benefit of its stockholders but also for the benefit of its customers and other constituencies and (3) reward executives for superior individual contributions to the achievement of the Company's business objectives. To these ends, the Company's executive compensation package may consist of a base salary, annual cash bonus compensation and stock-based long-term incentive awards.

          Salary levels generally are determined based on the Committee's subjective assessment of prevailing levels among the Company's competitors. At higher levels, however, individual and Company performance will be given greater weight, along with competitive considerations.

          In establishing annual bonuses, the Committee considers such factors relating to the Company's overall performance as it, in its discretion, deems appropriate and assigns such weight to each such factor, as it deems appropriate. The Committee may also consider its assessment of each individual's contribution to the improvement of operating results, growth, profitability and efficient operation of the Company.

          Stock-based incentives, at the present time consisting of (a) stock options granted at 100% or more of the stock's fair market value on the grant date and/or (b) restricted stock units granted subject to certain performance conditions, constitute the long-term portion of the Company's executive compensation package. Stock options provide an incentive for executives to increase the Company's stock price and, therefore, the return to the Company's stockholders. The vesting of certain executive stock options may be accelerated based upon the achievement of certain financial objectives by certain divisions of the Company. The number and timing of stock option grants are decided by the Committee based on its subjective assessment, with the advice of independent consultants, of prevailing levels of similar compensation among the Company's competitors. Stock option and restricted stock unit grants to officers and Directors must be approved by the Board of Directors.

          In determining the compensation of Company's executive officers, including the Chief Executive Officer, for the year 2005 the Committee considered, among other factors, the increase in Company revenues from the prior year (9.7%), the increase in income from operations from the prior year (83.2%) and the successful restructuring of the Company's European Operations. The Committee also considered the need to restate the Company's 2004 financial statements and previously disclosed material weaknesses in the Company's internal controls over financial reporting as of December 31, 2005 (see Part II, Item 9A Controls and Procedures in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005.)

_____________________________

* This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE Robert Leeds Robert D. Rosenthal Stacy S. Dick

Compensation Committee Interlocks and Insider Participation

          The members of the Company's Compensation Committee for fiscal year 2005 were Robert Leeds, Robert D. Rosenthal and Stacy S. Dick. Other than Robert Leeds, no member of the Compensation Committee is employed by the Company. No Director of the Company served during the last completed fiscal year as an executive officer of any entity whose compensation committee (or other comparable committee, or the Board, as appropriate) included an executive officer of the Company. There are no "interlocks" as defined by the Securities and Exchange Commission.

Stock Price Performance Graph *

          The graph below compares cumulative total return of the Company, the S & P 500 and the S & P Retail Index for the period beginning December 31, 2000 through December 31, 2005. The stock price performance shown on the graph below is not necessarily indicative of future price performance. The graph and chart assumes that the value of the investment in the Company's Common Stock and for each index was $100 on December 31, 2000 and reflects reinvestment of dividends and market capitalization weighing.

__________________

* This section shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Equity Compensation Plans

          The following table sets forth information as of December 31, 2005 regarding the Company's existing compensation plans and individual compensation arrangements pursuant to which its equity securities are authorized for issuance to employees and non-employees (such as Directors, consultants, advisors, vendors, customers, suppliers or lenders) in exchange for consideration in the form of goods or services.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans
approved by security
holders	3,657,419	$ 2.83	,785,322
Equity compensation plans not
approved by security	_	_	_
holders	--	--	--

Total	3,657,419	$ 2.83	3,785,322

2.     Proposal to Approve the Company's 2006 Stock Incentive Plan For Non-Employee Directors

          On August 29, 2006, the Board of Directors approved the terms of the Company's 2006 Stock Incentive Plan For Non-Employee Directors, subject to stockholder approval. A copy of the plan is attached as Exhibit A to this proxy statement. The Company adopted the plan so that it could offer directors of the Company who are not employees of the Company or of any entity in which the Company has more than a 50% equity interest ("independent directors") an opportunity to participate in the ownership of the Company by receiving options to purchase shares of common stock at a price equal to the fair market value at the date of grant of the option and restricted stock awards.

          The following is a summary of the principal provisions of the plan.

Purposes

          The purposes of the plan are to promote the interests of the Company and its stockholders by (i) attracting and retaining exceptional directors to serve as independent directors of the Company; (ii) increasing the proprietary interest of independent directors in the growth and performance of the Company and motivating such directors by means of performance-related incentives to achieve longer-range performance goals; and (iii) enabling such directors to participate in the long-term growth and financial success of the Company.

Types of Awards to be Granted

          The awards under the plan include an automatic grant to each independent director of the Company of 5,000 options on a one-time basis and $25,000 worth of restricted stock on an annual basis.

           Options. Effective October 11, 2006, subject to approval of the plan by the stockholders of the Company, each independent director will be granted an option to purchase 5,000 shares of common stock of the Company. Subject to approval of the plan by the stockholders of the Company, each person who first becomes an independent director after October 11, 2006 will be granted, on the date that such person is elected, an option to purchase 5,000 shares.

           Restricted Stock. If the plan is approved at this annual stockholders meeting, then immediately following this and each succeeding annual stockholders meeting (but only after the issuance of common stock has been registered with the SEC), each person who is an independent director immediately following such meeting will be granted a restricted stock award with respect to such number of shares (the "restricted shares") as is determined by dividing (i) $25,000, by (ii) the average of the per share closing prices as reported on the principal exchange on which the shares are listed for the date in question (or if there were no sales on such date, on the first date prior thereto on which the shares were so traded) during the 20 trading days preceding the date of such meeting (rounded up to the nearest whole number of shares).

            Shares Available Under the Plan

          Subject to adjustment as provided in the plan, the aggregate number of shares of common stock with respect to which awards may be granted under the plan is 200,000. If any option granted under the plan is terminated for any reason without having been exercised, or without delivery of shares in connection with such termination, or if any restricted shares are forfeited, the shares subject to, but not delivered under, such option, or such forfeited shares, shall again be available for issuance under the plan.

          Currently, no stock options or restricted stock awards have been granted. Had the plan been in effect during the last completed fiscal year of the Company, shares subject to stock options and restricted stock grants would have been granted or issued under the plan to date as follows:

Name and Position	Number of Options	Number of Restricted Shares
Richard Leeds, Chairman and CEO	0	0
Bruce Leeds, Vice Chairman	0	0
Robert Leeds, Vice Chairman	0	0
Gilbert Fiorentino, President and
CEO of Tiger Direct Inc.	0	0
Steven Goldschein, Senior V.P., CFO	0	0
All Current Executive Officers	0	0
Non-Executive Directors	15,000	12,003(1)
Non-Executive Officer Employees	0	0

_________________

(1)	Based on the average of the per share closing prices as reported on the New York Stock Exchange (or if there were no sales on such date, on the first date prior thereto on which the shares were so traded) during the 20 trading days preceding the date of the annual stockholders meeting held on December 29, 2005.

On August 25, 2006 the closing price of a share of common stock of the Company on the New York Stock Exchange was $8.06.

Administration

          The plan is administered by the Company's Board of Directors. Subject to the provisions of the plan, the Board of Directors shall be authorized to interpret the plan, to establish, amend, and rescind any rules and regulations relating to the plan and to make all other determinations necessary or advisable for the administration of the plan. The Secretary of the Company (or, if the Secretary is unavailable, the Chief Financial Officer of the Company) is authorized to implement the plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes thereof.

Terms of Options

           Options are issued under the following terms:

Price. The purchase price for each share deliverable upon the exercise of each option shall be the per share closing price as reported on the principal exchange on which the shares are listed for the date of grant (or if there were no sales on such date, on the first date prior thereto on which the shares were so traded).

Payment. Options may be exercised only upon payment of the purchase price of the shares (and any withholding taxes, if applicable) (a) in cash, or its equivalent, (b) by exchanging shares of the Company which have been owned by the participant for at least six months (which are not the subject of any pledge or other security interest), (c) by providing with the notice of exercise an order to a designated broker to sell part or all of the shares being purchased and to deliver sufficient proceeds to the Company, in cash or by check payable to the order of the Company, or (d) by a combination of the foregoing, provided that the combined value of forms of payment is at least equal to such option price (and any withholding taxes, if applicable).

Exercisability and Term of Options. Options shall be exercisable immediately (but not before stockholder approval of the plan) and shall be exercisable until the earlier of (a) ten years from the date of grant and (b) one year from the date upon which the participant ceases to be a director.

Non-transferability of Options. No option may be transferred or encumbered by a participant otherwise than by will or the laws of descent and distribution, and during the lifetime of the participant to whom an option is granted it may be exercised only by the participant or by the participant's guardian or legal representative, although options may be transferred pursuant to a qualified domestic relations order.

Terms of Restricted Stock Grants

          All restricted shares granted pursuant to the plan are subject to the following conditions:

Non-transferability The restricted shares may not be transferred or hypothecated until the restrictions are removed or expire; each certificate representing restricted shares shall bear a legend making appropriate reference to the restrictions imposed; and such other conditions and restrictions as may be required under the requirements of any stock exchange upon which such shares or shares of the same class are then listed, and under any securities law applicable to such shares, shall be imposed on such shares.

           Forfeiture Restricted shares shall become non-forfeitable and transferable 24 months following the date on which each restricted stock award is granted, if within such period the participant's service as a director of the Company has not ceased. If the participant's service as a director of the Company ceases before 24 months following the date on which a restricted stock award is granted, then, except as provided below, the restricted shares subject to such restricted stock award shall be forfeited. All restrictions imposed on the transfer of the restricted shares shall lapse, and all such restricted shares shall become non-forfeitable, (i) upon the death or disability of the participant while serving as a director of the Company, or (ii) upon the participant's cessation of service as a director in connection with an acquisition, merger or other transaction resulting in the Leeds family (including Richard Leeds, Robert Leeds and Bruce Leeds) directly or indirectly owning less than 50% of the then-outstanding shares of the Company in the aggregate.

           Certificates Certificates for shares will be issued in the names of each participant but such certificates will be held by the Company until such time as the restrictions on such shares lapse or expire. The participant, while a director of the Company, shall have the right to vote such restricted shares prior to the receipt of the certificate for such shares and shall have all other rights and privileges of a beneficial and record owner with respect thereto, including the right to receive dividends, distributions and adjustments with respect thereto but any such dividends, distributions and adjustments will be retained by the Company for the participant's account and for delivery to the participant only if and when the restricted shares shall have become non-forfeitable.

Adjustments

          In the event of a stock split, stock dividend, extraordinary cash dividend, reorganization, recapitalization, spinoff, partial liquidation, subdivision or combination of the shares or other change in corporate structure affecting the shares, the number of shares authorized by the plan shall be increased or decreased proportionately, as the case may be, and the number of shares subject to any outstanding option shall be increased or decreased proportionately, as the case may be, with appropriate corresponding adjustment in the purchase price per share thereunder in order to prevent enlargement or dilution of the benefits intended to be provided hereunder or under any outstanding award agreement.

Amendment and Termination of the Plan

          The plan may be amended by the Board of Directors as it shall deem advisable or to conform to any change in any law or regulation applicable thereto but any such amendment must be approved by the stockholders of the Company if such stockholder approval is necessary to comply with or qualify for any regulation or qualification requirement for which or with which the Board deems it necessary or desirable to comply or qualify.

Registration with the SEC

          Upon approval of the plan, the Company intends to file a registration statement on Form S-8 with the Securities and Exchange Commission to register the issuance of the shares of common stock under the plan. Shares shall not be issued unless such issuance complies with all applicable provisions of law and the requirements of any stock exchange or automated quotation system upon which the shares of stock may then be listed or quoted.

Federal Income Tax Consequences of Grants

The Company believes that, under present law, the following are the Federal income tax consequences of the issuance and exercise of options and the receipt of restricted stock under the plan:

           Non-Qualified Options

          A director will not recognize any income at the time a non-qualified stock option is granted. Generally, directors will recognize ordinary income at the time of the exercise of a non-qualified option in a total amount equal to: (1) in the case of options which the director exercises by payment in cash, the excess of the then fair market value of the shares acquired over the exercise price and (2) in the case of options which a director exercises by tendering previously owned shares, the then fair market value of the number of shares issued in excess of the number of shares surrendered upon such exercise.

          If a director receives shares pursuant to the exercise of a non-qualified option, pursuant to Section 83(c) of the Internal Revenue Code of 1986, as amended (the "Code"), such director does not recognize any income until the date on which such director can sell such shares at a profit without being subject to liability under Section 16(b) of the Securities Exchange Act of 1934. Alternatively, a director who would not otherwise be subject to tax on the value of such director's shares as of the date the shares are transferred to him or her can file, within 30 days after the shares are acquired by such director, a written election pursuant to Section 83(b) of the Code to be taxed as of the date of acquisition.

          All income realized upon the exercise of any non-qualified stock option will be taxed as ordinary income. The Company may claim an income tax deduction for the amount taxable to a director in the same year as those amounts are taxable to the director. Shares issued upon the exercise of a non-qualified option are generally eligible for capital gain or loss treatment upon any subsequent disposition. The holding period of a director begins on the date on which such person recognizes income with respect to such shares, and such director's basis in the shares will be equal to the greater of the then fair market value of the shares or the amount paid for such shares. If a director uses common stock that such director owns to exercise a non-qualified option, (a) the director's holding period for the newly-issued shares equal in number to the exchanged shares shall include the period during which the surrendered shares were held, (b) the director's basis in such exchanged shares will be the same as such director's basis in the surrendered shares, and (c) no gain or loss will be recognized by the director on the exchange of the surrendered shares for the exchanged shares.

           Restricted Stock Grants

          A director will not recognize any income when the right to acquire restricted shares is granted to him or her, or when the certificates for the restricted shares themselves are registered in his or her name. The director will recognize ordinary income as and when the restricted shares are no longer subject to a substantial risk of forfeiture (which risk of forfeiture includes the restrictions imposed by Section 16(b) of the Securities Exchange Act of 1934), in an amount equal to the difference between the fair market value of the restricted shares as of such date and the price, if any, he or she paid for the shares. Alternatively, the director can file a written election, pursuant to Section 83(b) of the Code, no more than 30 days after the certificates for the restricted shares are issued, to be taxed as of the date of issuance on the difference between the then fair market value of the restricted shares and the price, if any, he or she paid for the shares. Once the director has recognized ordinary income with respect to the restricted shares, any subsequent increase in the value of the restricted shares generally will be taxed when the shares are sold as long-term or short-term capital gain, depending on how long the restricted shares are held. The director's holding period with respect to the restricted shares will begin on the date he or she recognizes ordinary income with respect to the restricted shares and the basis in the shares will be equal to their then fair market value. The Company will be entitled to a tax deduction when, and to the extent, ordinary income is recognized by the director with respect to the shares. Any dividends or other distributions paid on the restricted shares generally will be taxable when distributed to the director.

           Section 280G of the Code

          Section 280G of the Code provides that if an officer, stockholder or highly compensated individual receives a payment which is in the nature of compensation, and which is contingent upon a change in control of the Company, and such payment equals or exceeds three times his or her "base amount" (as hereinafter defined), then any amount received in excess of the base amount shall be considered an "excess parachute payment." A director's "base amount" is equal to such person's average annual taxable compensation from the Company over the five-year period (or period of service, if shorter) ending with the close of the director's taxable year immediately preceding the taxable year in which the change in control occurs. If the taxpayer establishes, by clear and convincing evidence, that an amount received is reasonable compensation for past or future services, all or a portion of such amount may be deemed not to be an excess parachute payment. Under certain circumstances, options and/or restricted stock awards under the plan could give rise to excess parachute payments. In any such case, in addition to any income tax which would otherwise be owed on such payment, the director will be subject to an excise tax equal to 20% of such excess payment and the Company will not be entitled to any tax deduction to which it otherwise would have been entitled with respect to such payment.

           THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION TO THE PARTICIPATING DIRECTOR AND THE COMPANY WITH RESPECT TO OPTIONS GRANTED AND SHARES ISSUED UNDER THE PLAN. IN ADDITION, THE SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH A PARTICIPANT MAY RESIDE.

Vote Required for Approval

          Stockholder approval is required under the rules of the New York Stock Exchange. Approval of the plan will require the affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote on the issue. There are no rights of appraisal or dissenter's rights as a result of a vote on this issue.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE TO APPROVE THE 2006 STOCK INCENTIVE PLAN FOR NON-EMPLOYEEDIRECTORS, WHICH IS DESIGNATED AS PROPOSAL NO. 2 ON THE ENCLOSED PROXY CARD.

3.     Ratification of Independent Registered Public Accountants

          Action is to be taken at the Annual Meeting to ratify the selection of Ernst &Young LLP as independent registered public accountants for the Company for the fiscal year ending December 31, 2006.

          Representatives of Ernst &Young LLP are expected to be present at the Annual Meeting and to be available to respond to appropriate questions. They will have an opportunity to make a statement if they so desire.

Principal Accounting Fees and Services.

          Ernst & Young LLP replaced Deloitte & Touche LLP as our independent registered public accountants in December 2005. The following are the fees billed by Ernst & Young LLP and Deloitte & Touche LLP for services rendered during the fiscal years ended December 31, 2004 and 2005:

Audit and Audit-related Fees

          Ernst & Young billed the Company $2,585,000 for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2005 and its reviews of the financial statements included in the Company's Forms 10-Q for that fiscal year.

          Deloitte & Touche billed the Company $1,834,000 for professional services rendered for the audit, including the restatement, of the Company's annual financial statements for the fiscal year ended December 31, 2004 and its reviews of the financial statements included in the Company's Forms 10-Q for that fiscal year.

Tax Fees

          Tax fees included services for international tax compliance, planning and advice. Deloitte & Touche LLP billed the Company for professional services rendered for tax compliance, planning and advice for the fiscal year ended December 31, 2005 an aggregate of $116,000. The aggregate fees billed by Deloitte & Touche for such services for the prior fiscal year were $79,000.

All Other Fees

          Other fees of $5,000 were billed by Ernst & Young for the year ended December 31, 2005. No other fees were billed by the Company's independent registered public accountants for the year ended December 31, 2004.

          The Audit Committee is responsible for approving every engagement of Ernst & Young to perform audit or non-audit services on behalf of the Company or any of its subsidiaries before Ernst & Young is engaged to provide those services. The Audit Committee of the Board of Directors has reviewed the services provided to the Company by Ernst & Young LLP and believes that the non-audit/review services it has provided are compatible with maintaining the auditor's independence.

          Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent registered public accountants is not required by the Company's by-laws or other applicable legal requirement. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of different independent registered public accountants at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Vote Required for Approval

          Ratification of the selection of Ernst & Young LLP as the Company's independent registered public accountants will require the affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote on the issue. There are no rights of appraisal or dissenter's rights as a result of a vote on this issue.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR FISCAL 2006, WHICH IS DESIGNATED AS PROPOSAL NO. 3 ON THE ENCLOSED PROXY CARD.

Solicitation of Proxies

          The cost of soliciting proxies for the 2006 Annual Meeting will be borne by the Company. In addition to solicitation by mail, solicitations may also be made by personal interview, fax and telephone. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Company will reimburse them for expenses in so doing. Consistent with the Company's confidential voting procedure, Directors, officers and other regular employees of the Company, as yet undesignated, may also request the return of proxies by telephone or fax, or in person.

Annual Report

          The Annual Report of the Company for the year ended December 31, 2005 will be first mailed to all stockholders with this proxy statement.

Stockholder Proposals

          Stockholder proposals intended to be presented at an annual meeting, including proposals for the nomination of Directors, must be received by March 31, 2007, to be considered for the 2007 Annual Meeting. Stockholders proposals should be mailed to Systemax Inc., Attention: Investor Relations, 11 Harbor Park Drive, Port Washington, NY 11050.

Other Matters

          The Board of Directors does not know of any matter other than those described in this proxy statement that will be presented for action at the meeting. If other matters properly come before the meeting, the persons named as proxies intend to vote the shares they represent in accordance with their judgment.

A COPY OF THE COMPANY'S FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005 IS INCLUDED AS PART OF THE COMPANY'S ANNUAL REPORT PROVIDED WITH THIS PROXY STATEMENT. AN ADDITIONAL COPY MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST. Such request should be sent to: SYSTEMAX INC., 11 Harbor Park Drive, Port Washington, New York 11050 Attention: Investor Relations or via email to investinfo@systemax.com.

Available Information

          The Company maintains an internet web site at www.systemax.com. The Company files reports with the Securities and Exchange Commission and makes available free of charge on or through this web site its annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, including all amendments to those reports. These are available as soon as is reasonably practicable after they are filed with the SEC. All reports mentioned above are also available from the SEC's web site (www.sec.gov). The information on the Company's web site or any report the Company files with, or furnishes to, the SEC is not part of this proxy statement.

          The Company's Board of Board of Directors has adopted the following corporate governance documents (the "Corporate Governance Documents"):

•	Corporate Ethics Policy for officers, directors and employees

•	Charter for the Audit Committee of the Board of Directors

•	Charter for the Compensation Committee of the Board of Directors

•	Charter for the Nominating/Corporate Governance Committee of the Board of Directors

•	Corporate Governance Guidelines and Principles

          In accordance with the corporate governance rules of the New York Stock Exchange, each of the Corporate Governance Documents is available on the Company's Company web site (www.systemax.com) or can be obtained by writing to Systemax Inc., Attention: Board of Directors (Corporate Governance), 11 Harbor Park Drive, Port Washington, NY 11050.

ANNEX A

SYSTEMAX INC.

2006 Stock Incentive Plan For Non-Employee Directors

Purpose

The purpose of the Systemax Inc. 2006 Stock Incentive Plan for Non-Employee Directors (the "Plan") is to promote the interest of Systemax Inc. (the "Company") and its stockholders by increasing the proprietary interest of non-employee directors in the growth and performance of the Company by granting such directors restricted stock awards relating to, and options to purchase, shares of Common Stock, par value $0.01 per share (the "Shares") of the Company (collectively, "Awards").

Administration

The Plan shall be administered by the Company's Board of Directors (the "Board"). Subject to the provisions of the Plan, the Board shall be authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that the Board shall have no discretion with respect to the selection of directors to receive Awards, the number of Shares subject to any such Awards, the purchase price thereunder or the timing of grants of Awards under the Plan. The determinations of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Secretary of the Company (or, if the Secretary is unavailable, the Chief Financial Officer of the Company) shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes thereof. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware.

Eligibility

The class of individuals eligible to receive grants of Awards under the Plan shall be directors of the Company who are not employees of the Company or any entity in which the Company has more than a 50% equity interest ("Eligible Directors"). Any recipient of an Award granted hereunder shall hereinafter be referred to as a "Participant."

Shares Subject to the Plan

Subject to adjustment as provided in Section 6, an aggregate of 200,000 Shares shall be available for issuance under the Plan. The Shares deliverable pursuant to any Award may be made available from authorized but unissued Shares or treasury Shares. If any option granted under the Plan shall terminate for any reason without having been exercised, or without delivery of Shares in connection with such termination, or should any Restricted Shares (as defined below) be forfeited, the Shares subject to, but not delivered under, such option, or such forfeited Shares, shall again be available for issuance under the Plan.

Grant, Terms and Conditions of Options

Effective October 11, 2006 (the "Effective Date"), subject to approval of the Plan by the stockholders of the Company, each person who is then an Eligible Director will be granted, as of the Effective Date, an option to purchase 5,000 Shares.

Subject to approval of the Plan by the stockholders of the Company, each person who first becomes an Eligible Director after the Effective Date will be granted, on the date that such person becomes an Eligible Director, an option to purchase 5,000 Shares.

The options granted will be nonqualified stock options not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and shall have the following terms and conditions:

Price. The purchase price per Share deliverable upon the exercise of each option shall be 100% of the Fair Market Value per Share on the date the option is granted. For purposes of the Plan, Fair Market Value shall be the closing sales price per share as reported on the principal exchange on which the Shares are listed for the date in question, or if there were no sales on such date, on the first date prior thereto on which the Shares were so traded.

Payment. Options may be exercised only upon payment of the full purchase price (and any withholding taxes, if applicable) thereof. Such payment shall be made (a) in cash, or its equivalent, (b) by exchanging Shares which have been owned by the Participant for at least six months (which are not the subject of any pledge or other security interest), (c) by providing with the notice of exercise an order to a designated broker to sell part or all of the Shares and to deliver sufficient proceeds to the Company, in cash or by check payable to the order of the Company, to pay the full purchase price of the Shares, or (d) by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such option price (and any withholding taxes, if applicable).

Exercisability and Term of Options. Options shall be exercisable immediately (but not before stockholder approval of the Plan) and shall be exercisable until the earlier of (A) ten years from the date of grant and (B) the expiration of the period provided in the paragraph below entitled Termination of Service as Eligible Director. If the Plan is not approved at the Annual Stockholders Meeting in 2006, any options granted before such meeting shall be void and of no force or effect.

Termination of Service as Eligible Director. Upon termination of a Participant's service as a director of the Company for any reason, all outstanding options held by such Participant, to the extent then exercisable, shall be exercisable in whole or in part for a period of one year from the date upon which the Participant ceases to be a director, provided that in no event shall the options be exercisable beyond ten years from the date of grant.

Non-transferability of Options. No option may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or the laws of descent and distribution, and during the lifetime of the Participant to whom an option is granted it may be exercised only by the Participant or by the Participant's guardian or legal representative. Notwithstanding the foregoing, options may be transferred pursuant to a qualified domestic relations order.

Option Agreement. Each option granted hereunder shall be evidenced by an agreement with the Company which shall contain the terms and provisions set forth herein and shall otherwise be consistent with the provisions of the Plan.

Grant, Terms and Conditions of Restricted Stock Awards

If the Plan is approved at the Annual Stockholders Meeting in 2006, then immediately following each Annual Stockholders Meeting (commencing with the Annual Stockholders Meeting in 2006), but only upon the registration of the common stock to be issued under the Plan with the Securities and Exchange Commission, each person who is an Eligible Director immediately following such meeting will be granted, as of the date of such meeting, a restricted stock award with respect to such number of shares as is determined by dividing (i) $25,000, by (ii) the average of the Fair Market Value per Share during the 20 trading days preceding the date of such meeting (rounded up to the nearest whole number of Shares). No fractional shares shall be issued. All Shares subject to a restricted stock award granted hereunder shall hereinafter be referred to as "Restricted Shares".

All Restricted Shares granted pursuant to the Plan shall be subject to the following conditions:

the Restricted Shares may not be sold, transferred, or otherwise alienated or hypothecated until the restrictions are removed or expire;

each certificate representing Restricted Shares shall bear a legend making appropriate reference to the restrictions imposed; and

such other conditions and restrictions as may be required under the requirements of any stock exchange upon which such Shares or shares of the same class are then listed, and under any securities law applicable to such Shares, shall be imposed on such Shares.

The restrictions imposed on the transfer of the Restricted Shares subject to each restricted stock award granted to a Participant shall lapse, and said Restricted Shares shall become nonforfeitable and transferable twenty-four (24) months following the date on which each such restricted stock award is granted, if within such period the Participant's service as a director of the Company has not ceased. If the Participant's service as a director of the Company ceases before twenty-four (24) months following the date on which a restricted stock award is granted, then, except as provided below, the Restricted Shares subject to such restricted stock award shall be forfeited. Notwithstanding the preceding, all restrictions imposed on the transfer of the Restricted Shares subject to each restricted stock award granted pursuant to the Plan shall lapse, and all such Restricted Shares shall become non-forfeitable, (i) upon the death or disability of the Participant while serving as a director of the Company, or (ii) upon the Participant's cessation of service as a director in connection with a Change in Control. For purposes of the Plan, a Change in Control shall mean an acquisition, merger or other transaction resulting in the Leeds family (including Richard Leeds, Robert Leeds and Bruce Leeds) directly or indirectly owning less than 50% of the then outstanding shares of the Company in the aggregate.

Prior to the expiration or lapse of all of the restrictions and conditions imposed upon Restricted Shares, a stock certificate or certificates representing such Restricted Shares shall be registered in the Participant's name but shall be retained by the Company for the Participant's account until the restrictions with respect to the Restricted Shares represented by such stock certificate or certificates have expired or lapsed, and the Restricted Shares become nonforfeitable, at which time such certificate or certificates (or a certificate or certificates reissued without the transfer restrictions noted in Section 6(b)(ii)) shall be delivered to the Participant. The Participant shall execute and deliver to the Company one or more undated stock powers signed in blank with signature guarantee which may be used to effect the transfer back to the Company for cancellation of any Restricted Shares as to which the restrictions had not expired or lapsed, and which are forfeited, at the time of the termination of the Participant's service as a director of the Company. The Participant, shall while a director of the Company, have the right to vote such Restricted Shares prior to the receipt of the certificate for such Shares and shall have all other rights and privileges of a beneficial and record owner with respect thereto, including, without limitation, the right to receive dividends, distributions and adjustments with respect thereto; provided, however, that such dividends, distributions and adjustments shall be retained by the Company for the Participant's account and for delivery to the Participant, together with the stock certificate or certificates representing such Restricted Shares, only if and when the restrictions and conditions on the Restricted Shares represented by such stock certificate or certificates shall have expired or lapsed and the Restricted Shares shall have become non-forfeitable.

Each restricted stock award granted hereunder shall be evidenced by an agreement with the Company which shall contain the terms and provisions set forth herein and shall otherwise be consistent with the provisions of the Plan.

Adjustment of and Changes in Shares

In the event of a stock split, stock dividend, extraordinary cash dividend, reorganization, recapitalization, spinoff, partial liquidation, subdivision or combination of the Shares or other change in corporate structure affecting the Shares, the number of Shares authorized by the Plan shall be increased or decreased proportionately, as the case may be, and the number of Shares subject to any outstanding option shall be increased or decreased proportionately, as the case may be, with appropriate corresponding adjustment in the purchase price per Share thereunder in order to prevent enlargement or dilution of the benefits intended to be provided hereunder or under any outstanding Award agreement.

No Rights of Stockholders

Neither a Participant nor a Participant's legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company in respect of any Shares issuable pursuant to any Award, in whole or in part, unless and until certificates for such Shares shall have been issued.

Plan Amendments

The Plan may be amended by the Board as it shall deem advisable or to conform to any change in any law or regulation applicable thereto; provided, that any such amendment shall be approved by the stockholders of the Company if such stockholder approval is necessary to comply with or qualify for any regulation or qualification requirement for which or with which the Board deems it necessary or desirable to comply or qualify. Without limiting the generality of the foregoing, the Board shall amend the Plan, and the terms and conditions of any outstanding Awards, if and to the extent necessary to comply with the applicable requirements of Section 409A of the Code, without requiring the consent of any affected Participant.

Listing and Registration.

Each Share shall be subject to the requirement that if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Shares, no such Share may be disposed of unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Board.

Duration of Plan

The Plan shall terminate the day following the tenth Annual Stockholders Meeting at which Directors are elected succeeding the Annual Stockholders Meeting at which the Plan was approved by stockholders, unless the Plan is extended or terminated at an earlier date by stockholders or is terminated by exhaustion of the Shares available for issuance hereunder.

SYSTEMAX INC.

PROXY

This Proxy is Solicited on Behalf of the Board of Directors

          The undersigned hereby appoints Curt Rush and Steven Goldschein, and each of them, with power of substitution, attorneys and proxies to represent and vote all shares of Common Stock of Systemax Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Systemax Inc. to be held on October 11, 2006, at 2:00 p.m., local time, and at any adjournment or postponements thereof.

           Under the Company's By-Laws, business transacted at the Annual Meeting of Stockholders is confined to the purposes stated in the Notice of the Meeting. This Proxy will, however, convey discretionary authority to the persons named herein as proxies to vote on matters incident to the conduct of the Meeting.

           This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the election of the nominees and FOR proposals 2 and 3.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

SYSTEMAX INC.

October 11, 2006

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN THE BLUE OR BLACK INK AS SHOWN HERE [X]

1. Election of Directors:
                                         NOMINEES:
[  ] FOR ALL NOMINEES                   (  ) Richard Leeds
                                        (  ) Bruce Leeds
[  ] AGAINST                            (  ) Robert Leeds
                                        (  ) Gilbert Fiorentino
                                        (  ) Robert Rosenthal
[  ] FOR ALL EXCEPT                     (  ) Stacy S. Dick
     (See instructions below)           (  ) Ann R. Leven

INSTRUCTION: To vote against any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to vote against, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.   [  ]

2. To consider and vote upon a proposal to approve the Company's 2006 Stock Incentive Plan for Non-Employee Directors.
For [  ]     Against [  ]      Abstain [  ]

3. To consider and vote upon a proposal to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accountants for fiscal 2006.
For [  ]     Against [  ]      Abstain [  ]

4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Signature of Stockholder Date	Signature of Stockholder Date

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.